QUEST RESOURCE CORPORATION
              UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL
                                   STATEMENTS


Attached are the historical audited financial statements of five companies combined as Perkins Oil Enterprises, Inc. (Perkins) for the acquisition of Perkins by Quest Resource Corporation ("Quest") in two concurrent transactions. The unaudited pro forma consolidated condensed financial statements have been prepared utilizing the historical financial statements of Quest. The unaudited pro forma consolidated condensed financial statements should be read in conjunction with the historical financial statements of Quest and the attached historical financial statements of Perkins.

The following unaudited pro forma consolidated condensed statement of operations for the year ended May 31, 2003, and the unaudited pro forma consolidated condensed balance sheet as of May 31, 2003 give effect to the acquisition of Perkins including the related pro forma adjustments described in the notes thereto. The unaudited pro forma consolidated condensed statement of operations for the year ended May 31, 2003 gives effect to the acquisition by Quest as if the acquisition, accounted for as a purchase, had occurred on June 1, 2002. The unaudited pro forma consolidated condensed balance sheet as of May 31, 2003 gives effect to the acquisition as if it had occurred on May 31, 2003. The pro forma financial statements reflect the preliminary allocation of the purchase price. The purchase price allocation for Perkins will be finalized upon the resolution of the purchase and title contingencies.

The unaudited pro forma consolidated condensed financial statements may not be indicative of the results that actually would have occurred if the acquisitions had been effective on the dates indicated or which may be obtained in the future.

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


QUEST RESOURCE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
--------------------------------------------------------------------------------------------

             ASSETS
             ------

                                                                                 Unaudited
                                     Historical May 31, 2003                     Pro Forma
                                     -----------------------       Pro Forma       May 31,
                                       Quest       Perkins         Adjustments     2003
                                      -------      -------        ------------   ---------

CURRENT ASSETS
   Cash                             $ 2,689,495    $ 362,590    (a)$ (1,780,000) $ 1,272,085
   Accounts Receivable                2,061,967      384,525                 -     2,446,492
    Other Receivables                     8,387            -                           8,387
   Deposits on Acquisition              613,375            -    (a)    (397,375)     216,000
   Inventory                            247,683       34,517                         282,200
                                   ------------    ---------       ------------  -----------
TOTAL CURRENT ASSETS                  5,620,907      781,632         (2,177,375)   4,225,164

PROPERTY AND EQUIPMENT, NET             928,363      106,437                -      1,034,800

PIPELINE ASSETS, NET                  9,950,425      224,132    (a)     846,806   11,021,363

OIL AND GAS PROPERTIES, NET          18,606,689      180,760    (a)   1,859,240   20,646,689
                                   ------------    ---------       ------------  -----------
TOTAL ASSETS                       $ 35,106,384  $ 1,292,961        $   528,671  $36,928,016
                                   ============  ===========        ===========  ===========

           LIABILITIES
           -----------

CURRENT LIABILITIES
   Accounts payable and accrued
      expenses                      $ 1,390,583   $  290,280    (a)    $ 40,000  $ 1,720,863
   Oil & Gas Payable                  1,207,659      516,014    (a)    (192,341)   1,531,332
   Deposits on Acquisition                           397,375    (a)    (397,375)
   Notes payable - Current Portion      571,349      180,345    (a)    (124,843)     626,851
                                   ------------    ---------       ------------  -----------
TOTAL CURRENT LIABILITIES             3,169,591    1,384,014           (674,559)   3,879,046
                                   ------------    ---------       ------------  -----------

NON-CURRENT LIABILITIES
   Convertible Debentures             $ 230,000          $ -         $       -   $   230,000
   Notes Payable, Net                17,054,856      351,926    (a)    (239,749)  17,167,033
   Deferred Income Tax Payable        1,337,476            -                -      1,337,476
                                   ------------    ---------       ------------  -----------
TOTAL NON-CURRENT LIABILITIES        18,622,332      351,926           (239,749)  18,734,509
                                   ------------    ---------       ------------  -----------

TOTAL LIABILITIES                    21,791,923    1,735,940           (914,308)  22,613,555



      STOCKHOLDERS' EQUITY
      --------------------
STOCKHOLDERS' EQUITY
   Preferred stock                           10            -                  -           10
   Common stock                          13,280            -    (a)         500       13,780
   Additional paid-in-capital        11,434,582            -    (a)     999,500   12,434,082
   Accumulated other comprehensive
        income (loss)                         -            -                  -            -
   Accumulated Earnings               1,866,589     (442,979)   (a)     442,979    1,866,589
                                   ------------    ---------       ------------  -----------

TOTAL STOCKHOLDERS' EQUITY           13,314,461     (442,979)         1,442,979   14,314,461
                                   ------------    ---------       ------------  -----------

TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY            $ 35,106,384   $1,292,961        $   528,671  $36,928,016
                                   ============   ==========        ===========  ===========


  See notes to unaudited pro forma consolidated condensed financial statements.


QUEST RESOURCE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
---------------------------------------------------------------------------------------------


                                                        For the Year Ended May 31, 2003
                                                -------------------------------------------------------
                                                                            Pro Forma         Unaudited
                                                  Quest        Perkins      Adjustments       Pro Forma
                                                ---------      -------      -----------       ---------

REVENUE                                         $ 11,730,045  $ 4,420,373   $       -      $ 16,150,418

EXPENSES
   Operating                                       4,823,517    3,814,914           -         8,638,431
   Depreciation, depletion, amortization           1,870,520      297,808    (c) 107,340      2,275,668
   Interest, net                                     666,797       40,943    (b) 111,400        819,140
   General and administrative                      1,669,570      241,389              -      1,910,959
                                                ------------   ----------       --------    -----------

TOTAL EXPENSES                                     9,030,404    4,395,054        218,740     13,644,198
                                                ------------   ----------       --------    -----------

OPERATING INCOME                                   2,699,641       25,319       (218,740)     2,506,220

Provision for income taxes                          (996,977)          -     (d)  71,566       (925,411)
                                                ------------   ----------       --------    -----------
   Net Income                                   $  1,702,664   $   25,319    $  (147,174)   $ 1,580,809
                                                ============   ==========    ============   ===========

Net Income per common share                                                                 $      0.15
                                                                                            ===========

Weighted Average Shares Outstanding                                                          10,759,144
                                                                                            ===========



  See notes to unaudited pro forma consolidated condensed financial statements.

                           QUEST RESOURCE CORPORATION
          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL
                                   STATEMENTS


Acquisition of Perkins
----------------------

On April 1, 2003, Quest entered into agreements to acquire substantially all of the assets or stock of five companies in two concurrent transactions. Because of the common ownership of the companies, the historical financial statements are combined and the transactions are presented here as the acquisition of one entity (Perkins). Consideration agreed for this transaction was $2,000,000 cash for oil and gas properties, and 500,000 shares of Quest common stock for Property and Equipment, Pipeline Assets and other net operating assets.

These transactions were completed June 6, 2003, effective as of June 1, 2003 The acquisition of oil & gas properties is subject to final resolution of title matters. The fair value of the common stock issued by Quest was determined to be $2.00 per share, based on the market price of shares on the date of the binding agreement, April 1, 2003, reduced thirty percent to reflect the lack of liquidity for the block of stock and the restrictions placed on the stock.

The unaudited pro forma adjustments are as follows:


a. To record the acquisition of Perkins under the purchase method:

         Net assets acquired at fair value:
           Current assets                                   $    604,257
           Property and equipment                              1,177,375
           Oil and gas properties                              2,040,000
           Current liabilities                                 ( 669,455)
           Long-term debt                                      ( 112,177)
                                                            ------------
                                                            $  3,040,000
                                                            ============

         Consideration paid:
           Cash                                             $  2,000,000
           Quest common stock, 500,000 shares                  1,000,000
           Estimated transaction costs                            40,000
                                                            ------------
                                                            $  3,040,000
                                                            ============

    b. To record additional interest expense corresponding to the cash portion of the purchase price.

    c. To record additional depreciation and depletion expense based on the purchase price of the assets acquired.

    d. To adjust the provision for income taxes to reflect the additional depreciation, depletion and financing costs.

The total for weighted average shares outstanding was increased by all 500,000 shares issued, as if the transaction had occurred at the beginning of the year.